EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 79 to the Registration Statement (the “Registration Statement”) of MFS® Municipal Series Trust (the “Trust”) (File Nos. 2-92915 and 811-4096), of my opinion dated July 28, 2022, appearing in Post-Effective Amendment No. 77 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on July 28, 2022.

 DJANIRA LEAL

 Djanira Leal

 Assistant Counsel

Boston, Massachusetts

July 26, 2024